UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

     Information Statement Pursuant to Section 14(e) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_] Definitive Information Statement

                            ADUROMED INDUSTRIES, INC.
               --------------------------------------------------------
                   (Name of Registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction

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


(5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(4) Date filed:

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


                            ADUROMED INDUSTRIES, INC.
                               3 Trowbridge Drive
                            Bethel, Connecticut 06801

To the Stockholders of Aduromed Industries, Inc.:

     Our Board has proposed a Certificate of Amendment to our Certificate of Incorporation (the "Charter Amendment") to increase the aggregate number of shares of Common Stock that we will have the authority to issue from 100,000,000 to 130,000,000 shares with a par value of $0.0001 per share.

     The  foregoing   matter  is  described  in  more  detail  in  the  attached
Information Statement, and all capitalized terms are defined therein.

     On or about twenty days following the mailing of this Information Statement the holders of more than 50% of our Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class, will approve the Charter Amendment by written consent.

     The Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

                                                Sincerely,



                                                Damien Tanaka
                                                Chief Executive Officer

Bethel, CT
March_, 2007

                            ADUROMED INDUSTRIES, INC.
                               3 Trowbridge Drive
                            Bethel, Connecticut 06801

                              INFORMATION STATEMENT
                                       AND
                 NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

     This Information Statement and Notice of Action to be Taken Without a Meeting is being furnished by the board of directors (the "Board") of Aduromed Industries, Inc. (the "Company," "we", "our" or "us") to the holders of our
Common Stock (as defined herein) at March__, 2007 (the "Record Date") in connection with the filing of a certificate of amendment, in the form attached hereto as Annex A (the "Certificate of Amendment") to our Certificate of Incorporation , which would increase the aggregate number of shares of Common Stock that we will have the authority to issue from 100,000,000 to 130,000,000 shares with a par value of $0.0001 per share (the "Charter Amendment").

     Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State (the "Effective Time").

     We will obtain the required approval for the Charter Amendment by means of a written consent of stockholders, dated on or about April __, 2007. A meeting to approve the Charter Amendment is therefore unnecessary, and our Board decided to forego the expense of having one.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is first being mailed on or about March__, 2007, to the holders of our outstanding Common Stock as of the Record Date.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     As of the Record Date, we had issued approximately 20,942,857 and outstanding approximately 20,683,257 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), held by approximately 1,351 stockholders of record.

     Set forth below is information as to each class of our voting securities entitled to vote on the Charter Amendment, together with the number of outstanding shares of each such class and number of votes to which each class is entitled.


                                                                Number of Votes
                                 Number of Shares                to Which Such
Class of Security                  Outstanding                 Class is Entitled
-----------------                  -----------                 -----------------

Common Stock                      20,683,257                       20,683,257
Series A Preferred Stock           6,263,702                        6,263,702
Series B Preferred Stock          15,780,160                       15,780,160


                   PURPOSE AND GENERAL EFFECT OF THE AMENDMENT

     Pursuant to previous Charter amendments, the Company has created a class of blank check preferred stock ("Preferred Stock") which we have already utilized in financing transactions. The Preferred Stock issued in these previous financing transactions are convertible into Common Stock and also were issued with accompanying warrants for the purchase of additional shares of Common Stock. Prior to these previous financing transactions the ratio of Preferred Stock to Common Stock which the Company had the ability to issue was 2:5. Following these previous financing transactions this ratio was reduced to slightly over 1:1 on a fully diluted basis. In order to provide the Company with the flexibility to effect transactions through its Preferred Stock, we believe it is prudent to increase the authorized number of Common Stock to a level which maintains the prior 2:5 ratio of Preferred Stock to Common Stock, which translates into approximately 30,000,000 additional shares of Common Stock. Currently, we have 100,000,000 shares of our Common Stock authorized for issuance, 20,942,857 of which are issued and 20,683,257 of which are outstanding. The Certificate of Amendment will provide for an increase in our authorized Common Stock from 100,000,000 to 130,000,000. Notwithstanding the foregoing, we have no plans in effect for the use of the increased shares resulting from the Charter Amendments in the making of an acquisition.

     Increasing the authorized capital of the Company will allow the Board to issue an additional 30,000,000 shares of Common Stock. Increasing our authorized shares of Common Stock will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates.

                               APPROVAL OF ACTION

     The table below sets forth the total number of shares of each class of securities entitled to vote and the number of shares our Board expects to receive as consent to the action. Approval for the increase in shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding voting securities. We will obtain this approval on or about April __, 2007, through the written consent of a majority of the outstanding shares of our voting securities.



                                  Number of Votes          Number of
                                   to Which Such             Votes            Percentage
Class of Security                Class is Entitled         to be Cast          Received
-----------------                -----------------         ----------          --------
Common Stock                         20,683,257             8,257,000           39.92%
Series A Preferred Stock              6,263,702             6,263,702            100%
Series B Preferred Stock             15,780,160            15,780,160            100%
Common Stock, Series A Preferred
Stock and Series B Preferred Stock
voting as one class                  42,727,119            30,300,862           70.92%

     Since we will obtain the required approval for the Charter Amendment by means of this written consent, a meeting to approve the Charter Amendment is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

     The Charter Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur following the mailing of this Information Statement to our stockholders and taking of the majority consent.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and footnotes set forth as of March 15, 2007, the number and percentage of the outstanding shares of Common Stock and Series A and Series B Preferred Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Comapny as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding (i) Common Stock, and (ii) the Series A and Series B Preferred Stock. Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

      Security Ownership of Beneficial Owners of More than 5% of Each Class of the Company's Voting Securities

Title of          Name and Address of                Amount and Nature of            Percentage of
Security            Beneficial Owner                 of Beneficial Ownership         Class*
--------            ----------------                 -----------------------         ------
Common
Stock             Damien R. Tanaka(1)(5)                   14,570,166                  34.10%
                  3 Trowbridge Drive
                  Bethel, CT 06801
Common
Stock             Paul T. Chan(2)                           1,903,697                   4.46%
                  300 Linden Street
                  San Francisco, CA 94102
Common
Stock             Norman C. Kristoff(3)                     2,545,410                   5.96%
                  194 Upper Troy Road
                  Fitzwilliam, NH 03447






Common
Stock             Delphinian Quest Advisors                 1,024,147                   2.40%
                  LLC(2)(3)
                  194 Upper Troy Road
                  Fitzwilliam, NH 03447
Common
Stock             Crown Capital Pty Ltd.                    1,795,000                   4.14%
                  45 View Street
                  Peppermint Grove
                  Western Australia 6011
                  Australia
Common
Stock             Christopher J. and Jill L.                1,767,357                   4.14%
                  Winners (JTWROS)(4)
                  2100 Yacht Mischief
                  Newport Beach, CA  92660

Series A and      Pequot Capital Management, Inc.(5)(7)    27,840,108                  65.16%
Series B          500 Nyala Farm Road
Preferred         Westport, CT 06880

Series A and      Sherleigh Associates Inc.                16,247,762                  38.03%
Series B          Defined Benefit Pension Plan(6)(7)
Preferred         920 Fifth Avenue #3B
                  New York, NY 10021
                  153 E. 53rd Street, 55th Floor
                  New York, NY 10022
------------

* The Series A and B Preferred shares have equal voting rights with the outstanding shares of common stock, therefore Percentage of Class has been determined based upon the total outstanding shares of common stock plus the total outstanding shares of Preferred Stock, and, in the case of each person or group, the securities such person or group has the right to acquire within 60 days. Holders who would own 5% or more of the common stock based solely upon the outstanding number of shares of common stock have also been included in the table.
(1) Consists of (i) 8,257,000 shares owned of record, (ii) 897,500 shares issuable upon exercise of warrants at an exercise price of $0.0557 per share, and (iii) 5,415,665.78 shares issuable upon exercise of options at an exercise price of $0.0557 per share. Brothers and sisters of Mr. Tanaka own 179,500 shares of Common Stock of record with respect to which Mr. Tanaka disclaims beneficial ownership.
(2) Consists of (i) 704,538 shares owned of record, (ii) warrants immediately exercisable to purchase 175,012 shares at $0.5571 per share, and (iii) Mr. Chan's indirect interest in (A) 269,250 shares of record and (B) warrants immediately exercisable to purchase 754,897 shares held by Delphinian Quest Advisors, LLC. Messrs. Chan and Kristoff each owns a 50% voting membership interest in Delphinian Quest Advisors, LLC.
(3) Consists of (i) 1,346,250 shares owned of record, (ii) warrants immediately exercisable to purchase 175,012 shares at $0.5571 per share, and (iii) Mr. Kristoff's indirect interest in (A) 269,250 shares of record and (B) warrants immediately exercisable to purchase 754,897 shares held by Delphinian Quest Advisors, LLC. Messrs. Chan and Kristoff each owns a 50% voting membership interest in Delphinian Quest Advisors, LLC. Mr. Kristoff's mother, Stelle Kristoff, owns of record 364,385 shares of Common Stock with respect to which Mr. Kristoff disclaims beneficial ownership.
(4) Consists of (i) 1,049,357 shares owned of record and (ii) 718,000 shares issuable upon exercise of warrants at an exercise price of $0.5571 per share. All of these outstanding shares and warrants are owned by Christopher J. Winners and Jill L. Winners jointly as joint tenants with rights of survivorship.
(5) Consists of (i) 14,171,054 shares of preferred stock owned of record and immediately convertible into an equal number of common shares, and (ii) 13,669,054 shares issuable upon exercise of Series A and Series B warrants at an exercise price of $0.37883 per share Pequot Capital Management, Inc. is the investment manager for Pequot Scout Fund L.P., Pequot Mariner Master Fund, L.P., Pequot Navigator Offshore Fund, Inc., Premium Series PCC Limited--Cell 33 and Pequot Diversified Master Fund, Ltd. (collectively the "Funds") and holds all voting (except for those shares held by Premium Series PCC Limited--Cell 33) and dispositive power for all shares held of record by the Funds and may be deemed the beneficial owner of such shares. Pequot Capital Management, Inc. disclaims beneficial ownership of all shares held therein. The sole director and controlling stockholder of Pequot Capital Management, Inc. is Arthur J. Samberg.
(6) Consists of (i) 7,872,808 shares of preferred stock owned of record and immediately convertible into an equal number of common shares, and (ii) 8,374,807 shares issuable upon exercise of Series A and Series B warrants at an exercise price of $0.37883 per share.
(7) In accordance with the Stockholders Agreement, Pequot Capital Management, Inc. and Sherleigh Associates Inc. Defined Benefit Plan have the right to two
(2) nominees to be elected members of the Company's seven (7) member board of directors, and at least one (1) of their designees to be appointed to each committee of the board; and for so long as Mr. Tanaka remains the president and chief executive officer of the Company, the parties will cause five (5) of his nominees to be elected to the Company's board of directors.

       Security Ownership of Management (Directors and Executive Officers)


Title of   Name and Address of         Amount and Nature of        Percentage of
Security   Beneficial Owner            of Beneficial Ownership           Class*
--------------------------------------------------------------------------------
Common
Stock      Damien R. Tanaka(1)               14,570,166                34.10%
           3 Trowbridge Drive
           Bethel, CT 06801
Common
Stock      Kevin T. Dunphy(2)                329,083.33                   <1%
           3 Trowbridge Drive
           Bethel, CT 06801
Common
Stock      Jay S. Bendis                        319,250                   <1%
           71 Springcrest Drive                (record)
           Akron, OH 44333
Common
Stock      Paul D. Farrell (3)                  -------                -------
           Pequot Capital Management, Inc.
           500 Nyala Farm Road
           Westport, CT 06880

Common
Stock      Ronald A. LaMorte                     50,000                   <1%
           36 Haystack Hill Road
           Orange, CT 06470
Common
Stock      Elan Gandsman                         50,000                   <1%
           135 College Street
           New Haven, CT 06510
--------------------------------------------------------------------------------
Common
Stock      All Directors and                 15,318,499.33             35.85%
           Executive Officers
           As a Group
--------------------------------------------------------------------------------
Preferred
Stock      All Directors and                      -0-
           Executive Officers
           As a Group(3)
-------------------------

* The Series A and B Preferred shares have equal voting rights with the outstanding shares of common stock, therefore Percentage of Class has been determined based upon the total outstanding shares of common stock plus the total outstanding shares of Preferred Stock, and, in the case of each person or group, the securities such person or group has the right to acquire within 60 days.
(1) Consists of (i) 8,257,000 shares owned of record, (ii) 897,500 shares issuable upon exercise of warrants at an exercise price of $0.0557 per share, and (iii) 5,415,665.78 shares issuable upon exercise of options at an exercise price of $0.0557 per share. Brothers and sisters of Mr. Tanaka own 179,500 shares of Common Stock of record with respect to which Mr. Tanaka disclaims beneficial ownership.
(2) Consists of 329,083.33 shares issuable upon exercise of options at an exercise price of $0.1393 per share. (3) Mr. Farrell has been appointed as a director of the Company by the Preferred Holders in accordance with the Stockholders Agreement. Mr. Farrell (Managing Director) is an employee of Pequot Capital Management, Inc., which holds voting (except for Premium Series PCC Limited--Cell 33) and dispositive power for all shares held of record by the Funds.

                              REASON FOR AMENDMENT

     The Board deems it advisable and in the best interests of the Company and its stakeholders to maintain a 2:5 ratio of Preferred Stock to Common Stock in order to have the most flexibility in utilizing the Preferred Stock in future financing transactions, consistent with the terms of previous financing transactions.

                               CHANGES IN CONTROL

     On January 23, 2006, the Company acquired Aduromed Corporation ("Aduromed") in a "reverse merger" transaction (the "Merger") whereby a special purpose subsidiary of the Company was merged into Aduromed and the outstanding equity of Aduromed was converted into equity in the Company. Aduromed thereupon became the wholly-owned subsidiary of the Company, and the Company became a holding company. During the past three years, until the consummation of the Merger, the Company had no material assets.

     Upon the effective date of the Merger, January 23, 2006, and pursuant to an Amended and Restated Securities Purchase Agreement, dated as of January 23, 2006 (the "Amended Merger Agreement"), by and among the Company, GD MergerSub, Inc., Aduromed and each member of the Investor Group (as defined below), at the time of the Merger, the holdings of the Company's equity changed in the following manner: (i) the former holders of shares of Aduromed became the holders of 19,001,152 shares of Common Stock of the 20,260,737 outstanding shares of the Company's Common Stock; (ii) the Investor Group became holders of all 6,263,702 shares of the Company's Series A Preferred Stock, plus warrants to purchase 6,263,700.97 shares of the Company's Common Stock; and (iii) the Investor Group acquired 15,780,160 shares of the Company's Series B Preferred Stock, plus warrants to purchase an equal number of shares of the Company's Common Stock.

     Mr. Damien R. Tanaka, the Chairman, President and CEO of the Company presently owns, beneficially and of record 8,257,000 shares of the Common Stock, or 19.32% of its outstanding voting shares, with options and warrants to purchase an additional 6,313,166 shares of Common Stock. These shares reflect his former equity interest in Aduromed which was converted into Common Stock upon the Merger. His equity interest in Aduromed was acquired over a period of eight (8) years in consideration for cash and other property contributed and services rendered by him to Aduromed.

     The Investor Group consists of: (a) Pequot Capital Management, Inc (which is the Investment Manager for Pequot Scout Fund L.P., Pequot Mariner Master Fund, L.P., Pequot Navigator Offshore Fund, Inc., Premium Series PCC Limited--Cell 33 and Pequot Diversified Master Fund, Ltd. [collectively, the "Funds"]) and holds all voting (except for those shares held by Premium Series PCC Limited--Cell 33) and dispositive power for all shares and warrants of the Company held of record by the Funds and may be deemed the beneficial owner of such shares and warrants; and (b) Sherleigh Associates Inc. Defined Benefit Pension Plan. Pequot Capital Management, Inc. disclaims beneficial ownership of all shares and warrants held in the Company. The sole director and controlling stockholder of Pequot Capital Management, Inc. is Arthur J. Samberg.

     The Investor Group presently owns, beneficially and of record, 6,263,702 shares of the Series A Preferred Stock and 15,780,160 shares of the Series B Preferred Stock, or 51.59 % of the Company's outstanding voting shares, with warrants to purchase 22,043,860.1 shares of the Common Stock. These interests were acquired in consideration for an investment by the Investor Group of $1,989,030.39 in Aduromed on October 5, 2005 and $5,010,970.04 in the Company on January 23, 2006.

     The source of funds for the purchase of the foregoing shares of the Company by the Investors Group was the investment cash of the entities constituting the members of the Investor Group.

Control by Mr. Tanaka - The Amended and Restated Stockholders' Agreement

     By the terms of a Stockholders' Agreement, dated as of January 23, 2006, by and among the Company, each of the Investor Group, Mr. Tanaka and three other holders of the Company's Common Stock, it was agreed that for so long as Mr. Tanaka remains as CEO of the Company he would have the right to designate five
(5) of the seven (7) members of the Company's Board of Directors. Also, by the terms of that agreement, the Investor Group had the right to appoint two (2) designees to the Company's Board. Effective as of the date of the Merger, the former members of the Company's Board of Directors, Pam J. Halter and Kevin B. Halter, Jr., resigned and were replaced by five (5) Tanaka designees, namely Damien R. Tanaka, Kevin T. Dunphy, Jay S. Bendis, Elan Gandsman and Ronald A. LaMorte; and by two (2) Investor Group designees, namely Paul Farrell and Philip Anderson. Philip Anderson resigned as a director of the Company effective December 8, 2006 and as of the date hereof no replacement for Mr. Anderson has been named by the Board.

Tanaka Employment Agreement

     By the terms of an Employment Agreement with Mr. Tanaka, dated as of January 23, 2006, the Company and Mr. Tanaka entered into an employment agreement whereby the Company agreed to employ Mr. Tanaka as its chief executive officer with the titles of President and Chief Executive Officer for a term continuing until September 28, 2010.

     By virtue of (i) his contractual right to designate a majority of the members of the respective boards of directors of the Company and Aduromed pursuant to the Stockholders Agreement, (ii) his shareholdings in the Company arising upon the Merger and (iii) his position as CEO per the terms of his Employment Agreement with the Company, Mr. Tanaka may be deemed to have control of the Company.

Prior Control

     Before the effective date of the Merger, Halter Capital Corporation ("HCC"), a Texas corporation, held 63.3% of all shares of General Devices' capital stock and its designees, Pam Halter and Kevin Halter, Jr., comprised the members of the Company's board of Directors.

                         DISSENTERS' RIGHTS OF APPRAISAL

     Pursuant to the DGCL, any stockholder that objects to the Charter Amendment will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of Common Stock must be approved by the holders of a majority of the shares of such class or series. The Charter Amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

                             ADDITIONAL INFORMATION

     PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting the undersigned at (203) 798-1080.

                                             By Order of the Board of Directors,

                                             Damien Tanaka
                                             Chief Executive Officer
Bethel, Connecticut
March  __, 2007

                                                                         ANNEX A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ADUROMED INDUSTRIES, INC.


[GRAPHIC OMITTED]
Pursuant to Section 242 of the General Corporation Law of the State of Delaware [GRAPHIC OMITTED]

Aduromed  Industries,  Inc., a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify as follows:

FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors of the Corporation held on March __, 2007.

SECOND:  Thereafter,   said  amendment  was  approved  in  accordance  with  the
provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation by changing the name of the Corporation as set forth in ARTICLE FOURTH to:

"FOURTH.  Shares

     The aggregate number of shares which the Corporation shall have the authority to issue is One hundred seventy million (170,000,000) shares, of which One hundred thirty million (130,000,000) shares shall be shares of Common Stock of a par value of $0.0001 each, and Forty Million (40,000,000) shares shall be shares of Preferred Stock of a par value of $0.0001 each."

FOURTH:  Said  amendment was duly adopted in accordance  with the  provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ______ day of April, 2007 and the undersigned does hereby affirm, under the


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penalties of perjury, that the statements contained herein have been examined by him and are  true  and  correct.

GENERAL DEVICES, INC.

Damien  Tanaka

Chief Executive Officer